UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance and sale by American Campus Communities Operating Partnership LP (the “Operating Partnership”) of $400 million aggregate principal amounts of its 3.350% Senior Notes due 2020 (the “Notes”), on September 15, 2015, the Operating Partnership, American Campus Communities, Inc. (the “Company”) and American Campus Communities Holdings, LLC, a wholly-owned subsidiary of the Company and the general partner of the Operating Partnership, on one hand, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand, entered into an underwriting agreement. The Notes will be will be fully and unconditionally guaranteed by the Company.

The offering of the Notes is described in the Company’s and the Operating Partnership’s Prospectus Supplement dated September 15, 2015 to the Prospectus dated May 21, 2015. The Notes were issued pursuant to the Company’s and the Operating Partnership’s existing shelf registration statement.

After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes will be approximately $395.3 million. The Operating Partnership intends to use the net proceeds to repay the outstanding balance of its revolving credit facility, to fund its current development pipeline and potential acquisitions of student housing properties and for general business purposes. Affiliates of certain of the Underwriters are lenders under the Operating Partnership’s revolving credit facility and will receive their pro rata portions of any amounts repaid under the revolving credit facility. In addition, the Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions. U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the trustee under the indenture pursuant to which the Notes will be issued.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement, dated September 15, 2015, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its general partner

	By:	American Campus Communities, Inc., its sole member

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Title

1.1	Underwriting Agreement, dated September 15, 2015, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.